Exhibit 21

                              LIST OF SUBSIDIARIES
                          RENT-A-WRECK OF AMERICA, INC.


                                                       State or Other
Subsidiary Name and                                   Jurisdiction of
Name Under Which Business is Done                       Organization
---------------------------------                       ------------

1. RENT A WRECK ONE WAY, INC.                             Maryland
2. BUNDY AMERICAN CORPORATION                             Maryland
3. RENT A WRECK LEASING, INC.                             Maryland
4. RENT-A-WRECK/URM, INC.                                 Maryland
5. CENTRAL LIFE AND CASUALTY COMPANY, LIMITED             British Virgin Islands
6. CONSOLIDATED AMERICAN RENTAL INSURANCE COMPANY, LTD    Bermuda